 EX. - 10.1

PURCHASE AGREEMENT

This Purchase Agreement (“Agreement”) is made and entered into this 9th day of June, 2011 (the “Effective Date”), by and between Barbara Slone and Ray Slone, of 310 Arnold Fork Road, Kite, KY 41828 (collectively “Sellers”) and Modern Coal, LLC a Texas limited liability company of 3327 W. Wadley Ave., Suite 3-317, Midland, TX 79707 (“Buyer”).

RECITALS

WHEREAS, Buyer desires to purchase all of the outstanding issued and unissued shares in Samuel Coal, Inc. (“Samuel”), a Kentucky Corporation (the “Shares”) and Sellers desire to sell the Shares, in accordance with the terms and conditions set forth in this Agreement; and

WHEREAS, Sellers are the owners of all of the Shares in Samuel; and,

WHEREAS, Samuel is the owner of two mining permits issued by the Commonwealth of Kentucky, Subsurfase Permit Nos. 860-5325, and one application for a surface mining permit, Application No. 860-5327, currently pending before the Commonwealth of Kentucky, Environment and Energy Cabinet (collectively the “Permits”), and various leases in real property in Knott County, Kentucky (the “Leases”).

WITNESSETH:

NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained in this Agreement, the parties agree as follows:

1.

Purchase and Sale of Shares.

1.1

Acquired Assets. Upon the terms and conditions contained in this Agreement, Sellers shall sell, transfer, convey and assign to Buyer, and Buyer shall purchase and acquire from Sellers, at the Closing, the Shares.

2

Consideration. The consideration for the Shares is Seven Million Five Hundred Thousand Dollars ($7,500,000.00) paid to the Sellers, the receipt of and sufficiency of which is hereby acknowledged.

.

3.

Conditions Precedent to Sale

3.1

Conditions Precedent to Buyer’s Obligations.All obligations of Buyer hereunder are subject to fulfillment of each of the following conditions at or prior to the Closing, and Sellers shall use their best efforts to cause each such condition to be fulfilled..

.

(a)   All representations and warranties of Sellers contained herein or in any document delivered pursuant hereto shall be true, complete and correct when made and shall be deemed to have been made again at and as of the Closing, and shall then be true, complete and correct.

(b)   The execution, delivery and performance of this Agreement and all agreements to be delivered by Sellers pursuant hereto or in connection herewith shall have been properly approved by all necessary corporate action, including, but not limited to, approval by Samuel’s Board of Directors, if required.

(c)   All covenants, agreements and obligations required to be performed by Sellers under this Agreement on or before the Closing shall have been duly and properly performed.

(d)   All documents required to be delivered to Buyer at or prior to Closing shall have been so delivered.

(e)   Sellers shall have executed such further instruments and documents as may be reasonably required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained and the performance of all conditions to the consummation of such transactions.

3.2

Conditions Precedent to Sellers’ Obligations. All obligations of Sellers hereunder are subject, at Sellers’ option, to the fulfillment of each of the following conditions at or prior to the Closing, and Buyer shall use its best efforts to cause each such condition to be fulfilled:

(a)

All representations and warranties of Buyer contained herein or in any document delivered pursuant hereto shall be true, complete and correct when made and shall be deemed to have been made again at and as of the Closing, and shall then be true, complete and correct.

(b)

The execution, delivery and performance of this Agreement and all agreements to be delivered by Buyer pursuant hereto or in connection herewith shall have been properly approved by all necessary company action, including, but not limited to, approval by Buyer’s Board of Managers..

(c)

All covenants, agreements and obligations required to be performed by Buyer under this Agreement on or before Closing shall have been duly and properly performed.

(d)

All documents required to be delivered to Sellers at or prior to Closing shall have been so delivered.

(e)

Buyer shall have executed such further instruments and documents as may be reasonably required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained and the performance of all conditions to the consummation of such transactions.

4.

Closing. Subject to satisfaction of all conditions contained in Section 5, the Closing shall take place on or before August 11, 2011 at such other place to which the parties may mutually agree (“Closing”).

5.

Closing.

5.1

Transactions at Closing. At Closing the following transactions shall occur:

(a)

Buyer shall deliver to Sellers by available funds, the total sum of Seven Million Five Hundred Thousand Dollars ($7,500,000.00).

(b)

Sellers and Buyer shall execute and deliver lease and permit assignment(s).

(c)

Sellers shall deliver to Buyer any necessary consents to assign or convey the Leases.

(d)

Sellers shall deliver to Buyer any and all necessary documents required by the Kentucky Secretary of State to transfer the Shares, including but not limited to the Corporate Book for Samuel.

6.

Representations and Warranties.

6.1

Sellers’ Representations and Warranties. Sellers make the following representations and warranties, which are true, complete and correct as of the date hereof and which shall be deemed to have been made again at and as of the Closing and shall then be true, complete and correct.

6.2

Corporate Matters.

(a)

Samuel is a corporation duly organized, validly existing and in good standing under the laws of Kentucky.

(b)

Sellers have all requisite power and authority to execute, deliver and perform this Agreement and any agreement, document or instrument executed in connection herewith or pursuant hereto and to consummate the transactions contemplated hereby.

(c)

The execution, delivery and performance of this Agreement and all agreements, documents and instruments executed in connection herewith or pursuant hereto and the consummation of the transactions contemplated hereby by Sellers: (i) have been duly authorized by all requisite corporate action; (ii) constitute a legal, valid and binding obligation of Sellers, enforceable in accordance with their respective terms; (iii) will not result in the violation of any provision of Sellers’ articles of incorporation or by-laws, or any provision of any judgment, writ, decree or order applicable to Sellers; (iv) except for approvals necessary for the transfer of the Leases(s) Permits, will not require the consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or other governmental agency or authority or any other Third Party.

6.3

Title and Status –Shares, Permits and Leases. Sellers have good and marketable title to the Shares, Permits and Leases, and the right to sell and assign the Shares, Permits and Leases; and with respect to the Shares, Permits and Leases:

(a)

Sellers are the sole owner thereof.

(b)

The Shares, Permits and Leases are free and clear of all liens and other interests.

(c)

Sellers will execute and deliver such further assurances of title as reasonably may be required or requested.

(d)

Except as expressly set forth herein, the Shares, Permits and Leases are sold as is, where is and without any warranties with respect to the condition of any of the property conveyed, including, without limitation, implied warranties of design, merchantability or fitness for a particular purpose.

6.4

Litigation and Claims. There is no suit, claim, action or other proceeding or regulatory or remediation demand now pending, or, to Sellers’ Knowledge, threatened, before any court, administrative or regulatory body, or any governmental agency, to which Sellers are a party or which relates to any of the Shares, Permits and/or Leases and which may result in any judgment, order, decree, liability or other determination which would have any adverse effect upon any of the Shares, Permits and/or Leases or property thereon or use thereof or on Sellers’ ability to perform its obligations hereunder. No judgment, order or decree has been entered against Sellers which remains unsatisfied, nor has any liability been incurred and not discharged which would have any adverse effect upon any of the Shares, Permits and/or Leases thereon or use thereof or on Sellers’ ability to perform its obligations hereunder. There is no claim, action or proceeding now pending, to Sellers’ Knowledge, or threatened before any court, administrative or regulatory body or any governmental agency which will, or could, prevent the consummation of the transaction contemplated by this Agreement.

6.5

Compliance with Laws.

(a)

To Sellers’ knowledge, Sellers have not failed to comply with any applicable governmental statutes, regulations, orders and restrictions with respect to their respective activities on or with the Permits and Leases, except for such instances of noncompliance which could not, individually or in the aggregate, result in (i) revocation of any license or permit, or (ii) other material impairment of the ability to carry out coal mining, loading, processing and storage activities upon the Permits and Leases.

(b)

Sellers own or control all rights necessary to conduct all of the activities allowed by the Permits.

(c)

Sellers have made available to Buyer true and complete copies of the Permits, as amended, supplemented and modified through the date hereof, together with a description of the permitted property or facility, the amount of the bond for each such permit and the surety for each such bond or manner in which each such bond has otherwise been posted, together with a true and complete list of all pending applications for additional permits, modifications to existing permits and other licenses and authorizations which have been submitted to any governmental agency by Sellers, all as identified on Exhibit A. The Permits constitute all of the governmental permits, licenses, franchises and other authorizations held by Sellers or their Affiliates with respect to the Permits and Leases.

(d)

Sellers are not subject to or, to Sellers’ knowledge, threatened with any current cessation orders, cease and desist orders or violation issued by any agency with respect to the Permits or Leases.

(e)

To Sellers’ knowledge, no circumstance or condition affecting Sellers, including without limitation, ineligibility to receive permits or the existence of a permit block recommendation issued under the Applicant Violator System established and maintained by federal, state or local regulatory authorities exists which could prevent, delay or impose conditions upon the transfer of the Permits to Buyer or the issuance of new permits to Buyer or otherwise adversely affect Buyer or its ability to conduct coal processing activities on the Permits or Leases.

6.6

Eminent Domain or Condemnation Proceedings. There are no eminent domain or condemnation proceedings pending or, to the knowledge of Sellers, threatened against the Permits and/or Leases.

6.7

Taxes. Sellers have filed or will file all federal, state and local tax returns and reports relating to the respective business and have paid (or will pay) all taxes including any additions to tax penalties and interest), levies, assessments, or withholdings relating to Sellers, the nonpayment of which could adversely affect the Shares, Permits and/or Leases or the use thereof or could cause Buyer to incur any liability other than for the proration of property taxes as set forth herein, and no taxing authority has asserted any claim for the assessment of any such liability.

6.8

Limitations. Except for the express representations and warranties contained in this Agreement, Sellers offer, extend or make no other representations or warranties, express or implied, the condition (physical or otherwise) thereof, the income to be derived from or the expense to be incurred with respect to the Permits and Leases, the present use of the real property subject to the Leases or the suitability of Buyer’s intended use or operation of the Permits and/or Leases.

6.9

Buyer’s Representations and Warranties. Buyer makes the following representations and warranties which are true, complete and correct as of the date hereof and which shall be deemed to have been made again at and as of the Closing and shall then be true, complete and correct.

6.10

General Matters.

(a)

Buyer has all requisite power and authority to execute, deliver and perform this Agreement and any agreement, document or instrument executed in connection herewith or pursuant hereto and to consummate the transactions contemplated hereby.

(b)

The execution, delivery and performance of this Agreement and all agreements, documents and instruments executed in connection herewith or pursuant hereto and the consummation of the transactions contemplated hereby by Buyer: (i) constitute a legal, valid and binding obligation of Buyer, enforceable in accordance with their respective terms; (ii) will not result in the violation of any provision of any judgment, writ, decree or order applicable to it, or conflict with, or violate the terms of, any agreement or instrument to which Buyer is a party, or by which it is bound, or constitute a default thereunder, or any event which, with the lapse of time or the giving of notice, or both, would result in a default thereunder; and (iii) except for approvals necessary for the transfer of the Permits, will not require the consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with any federal, state or other governmental agency or authority or any other Third Party.

6.11

Qualification to Hold Permits. To Buyer’s Knowledge, neither the Buyer nor its Affiliates is prevented by any applicable law of any federal, state, or local governmental authority from obtaining the Permits, and, to Buyer’s Knowledge, is there any pending or threatened action by any local, state or federal governmental agency administering seeking to revoke the eligibility (i.e., permit block) of Buyer or its Affiliates from receiving the Permits.

7.

Indemnification and Assumption of Liabilities.

7.1

Indemnification of Buyer. Sellers shall indemnify and hold harmless Buyer from and against any and all Liabilities:

(a)

Arising out of any untrue representation, breach of warranty or non-fulfillment of any covenant or agreement by Sellers contained herein or in any certificate, document or instrument delivered to Buyer pursuant hereto or in connection herewith;

(b)

Incident to any of the foregoing or incurred in investigating or enforcing this indemnity.

7.2

Assumption of Liabilities by Buyer. Subject to the Closing, the representations and warranties of Sellers, and other terms of this Agreement, Buyer shall assume all risks inherent in the Permits and Leases and Buyer hereby assumes and agrees to fulfill, perform, pay and discharge all liabilities arising hereafter with respect to the Permits and Leases, including, but not limited to all obligations and liabilities in connection with any physical conditions existing on the Permits and Leases, including any remediation or reclamation thereof.

7.3

Indemnification of Sellers. Buyer shall indemnify and hold harmless Sellers from and against any and all Liabilities:

(a)

Arising out of any untrue representation, breach of warranty or non-fulfillment of any covenant or agreement by Buyer contained herein or in any certificate, document or instrument delivered to Sellers pursuant hereto or in connection herewith;

(b)

The assumed obligations; or

(c)

Incident to any of the foregoing or incurred in investigating or enforcing this indemnity.

7.5

Limitation of Damages. Notwithstanding anything herein to the contrary, neither partyshall be liable under this Agreement for punitive damages arising out of the breach or non-performance of this Agreement.

7.6

Cooperation. Whenever a Claim has been asserted under this Agreement, theindemnified party shall cooperate in all reasonable ways with the indemnifying party in assisting the indemnifying party to cure or remedy this Claim.

8.

Costs and Fees.

8.1

Legal Fees and Expenses. Regardless of whether Closing occurs, except as otherwise expressly provided in this Agreement, each party hereto shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby, and the negotiation, preparation and execution of this and any other document in connection with the transactions contemplated hereby.

8.2

Transfer Taxes and Recording Fees. Sellers shall pay all fees, taxes or assessments charged to grantors, transferors or assignors under applicable law in connection with the transaction contemplated hereunder, together with all other sales tax or other state or county transfer tax upon transfer of the Permits and Leases. Buyer will pay all document recording fees and Permit transfer fees.

9.

Permits. Buyer shall be responsible for all costs associated with the issuance of the transfer of the Permits. Sellers will cooperate with Buyer in achieving issuance of the transfer of the Permits.

10.

Liens. If the Shares, Permits and/or Leases shall be subject at Closing to any tax, suppliers’, mechanics’ or other liens, mortgages or deeds of trust. Sellers shall immediately discharge same and shall indemnify and hold harmless Buyer, its heirs and assigns, from and against all liabilities secured by such liens, mortgages or deeds of trust.

11.

Miscellaneous.

11.1

Cooperation. Buyer and Sellers agree to use reasonable efforts (i) to cause the conditions precedent to its obligation to consummate the transactions provided for herein to be satisfied, and (ii) to complete the actions required to be taken after the Closing as promptly as practicable.

11.2

Entire Agreement and Modification. This Agreement, including the Exhibits attached hereto and made a part hereof, constitutes the entire agreement between the parties. No changes, modifications, or additions to this Agreement shall be valid unless the same shall be in writing and signed by both parties hereto. Nothing in this Agreement shall entitle any person other than the undersigned parties and their Affiliates to any claim, cause of action, remedy or right of any kind.

11.3

Severability. If any provision of this Agreement shall be determined to be contrary to law and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms, unless such unlawful and unenforceable provision is material to the transactions contemplated hereby, in which case the parties shall attempt, in good faith, to negotiate a substitute provision.

11.4

Counterparts. This Agreement may be executed in one or more identical counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

11.5

Headings. The table of contents and article and section headings contained in thisAgreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

11.6

Governing Law. This Agreement shall be construed and enforced in accordance withthe laws of the Commonwealth of Kentucky.

11.7

Waiver of Jury Trial. The parties hereto waive all right to trial by jury in any action,proceeding or counterclaim between the parties hereto arising out of or relating to this Agreement.

11.8

Further Documents. Each party hereby agrees to deliver to the other party, as appropriate, such other and further agreements, consents, documents, or instruments of conveyance, assignment or transfer and to do such other things and to take such other actions, supplemental or confirmatory, as may be reasonably required for the purpose of or in connection with the consummation or evidencing of the transactions contemplated hereunder.

11.9

Allocation of Purchase Price. Sellers and Buyer agree to endeavor in good faith to agree upon an allocation of the Purchase Price among the Acquired Assets in a manner intended to comply with the allocation method required by Section 1060 of the Internal Revenue Code and the regulations thereunder. Sellers and Buyer shall cooperate to comply with all substantive and procedural requirements of Section 1060 and the regulations thereunder, and an agreed allocation shall be adjusted only if and to the extent necessary to comply with such requirements. Buyer and Sellers agree thatneither they nor any of their Affiliates will take, for income tax purposes, any position inconsistent with an agreed allocation.

11.10

Notices. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if the same shall be in writing and shall be delivered personally or sent by, national overnight delivery service, or registered or certified mail, postage prepaid, and addressed as set forth below:

If to Sellers:

Ray Slone

310 Arnold Fork Road Kite, KY 41828

With a copy to:

Billy R. Shelton, Esq.

Jones, Walters, Turner & Shelton, PLLC

151 N. Eagle Creek Drive, Suite 310

Lexington, KY 40509

If to Buyers:

Modern Coal, LLC

3327 W. Wadley Ave., Suite 3-317 Midland, TX 79707

ATTN: Brad Lamar With a copy to:

Jery E. Barton, Esq.

Barton Law Firm LPA

1701 Woodlands Drive, Suite 300 Maumee, OH 43537

Any party may change the address to which notices are to be addressed by giving the other party notice in the manner herein set forth.

11.11 Survival. The representations and warranties made in this Agreement and in any certificate, schedule, document, agreement or instrument delivered in connection herewith shall survive the Closing and the execution and delivery of any documents or agreements delivered pursuant hereto for a period of two (2) years.

11.12 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall not create any rights or remedies in any Third Party (other than Affiliates) except as expressly set forth herein.

11.13 Affiliates. Notwithstanding the use of the term “Affiliates” herein, nothing contained herein shall create any contractual obligation hereunder for such Affiliate.

IN WITNESS WHEREOF, Sellers and Buyer have each caused this Agreement to be duly executed and delivered each in its name and on its behalf, all effective as of the day and year first above written.

SELLERS:

BARBARA SLONE

RAY SLONE

BUYERS:

MODERN COAL, LLC

EXHIBIT A
Leases

1.

Lease Agreement dated November 15, 2006, by and between John & Dixie Pelphrey and Advance Energy II, LLC.

2.

Coal Lease Agreement dated May 11, 2007, by and between Pearlman Sparks and Advance Energy II, LLC (John Pelphrey Lease).

3.

Lease Agreement dated November 11, 2006, by and between Dorothy & Pearlman Sparks and Advance Energy II, LLC.

4.

Coal Lease Agreement dated May 11, 2007, by and between Pearlman Sparks and Advance Energy II, LLC (Dorothy Sparks Lease).

5.

Lease Agreement dated December 19, 2006, by and between Dorothy & Pearlman Sparks and Advance Energy II, LLC.

6.

Lease Agreement dated December 11, 2006, by and between Evalene & Elmer Sparks and Advance Energy II, LLC.

7.

Lease Agreement dated December 8, 2006, by and between Vella & James Wright and Advance Energy II, LLC.

8.

Lease Agreement dated December 8, 2006, by and between Maxine & Verner Brickey and Advance Energy II, LLC.

9.

Lease Agreement dated January 26, 2007, by and between James D. & Sandra W. Stansbury and Advance Energy II, LLC.

10.

Lease Agreement dated December 22, 2006, by and between Anna Jo Fyffe and Advance Energy II, LLC.

11.

Lease Agreement dated January 4, 2007, by and between Timothy Wheeler and Advance Energy II, LLC.

12.

Coal Lease Agreement dated May 11, 2007, by and between Pearlman Sparks and Advance Energy II, LLC (Noah Sparks Heirs Lease).

13.

Lease Agreement dated December 2, 2006, by and between William R. Barker and Advance Energy II, LLC.

14.

Coal Lease Agreement dated May 11, 2007, by and between Pearlman Sparks and Advance Energy II, LLC (William Barker Lease).

15.

Lease Agreement dated November 15, 2006, by and between John & Dixie Pelphrey and Advance Energy II, LLC. (Surface Lease).

16.

Lease Agreement dated December 1, 2006, by and between Orella Lyon and Advance Energy II, LLC. (Mineral Lease).

17.

Coal Lease Agreement dated May 11, 2007, by and between Pearlman Sparks and Advance Energy II, LLC (John Pelphrey Lease).

EXHIBIT B
Permits

858-0213 currently pending before the Commonwealth of Kentucky, Department for Surface Mining.

By:

BRAD LAMAR

Its: Managing Member